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                                                                    EXHIBIT 23.9

                         INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the Global Imaging Systems, Inc. 1998 Stock Option and Incentive Plan, of our report dated August 28, 1998, relating to the financial statements of Capitol Office Solutions, Inc., included in the Current Report on Form 8-K/A filed by Global Imaging Systems, Inc. on February 9, 1999.


/s/ Deloitte & Touche LLP

Deloitte & Touche LLP
Washington, DC
June 14, 1999